FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Second Quarter 2022 Results
- Infrastructure: DBM Global delivers revenue of $382.1 million in the second quarter driven by continued strength at Banker Steel and robust demand in the construction market -
- Life Sciences: MediBeacon's IDE application accepted by the FDA; begins its U.S. Pivotal Study -
- Spectrum: Broadcasting maintains focus on adding capacity and optimizing performance -
NEW YORK, August 3, 2022 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the second quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Revenue	$392.2	$243.8	60.9%	$805.0	$415.6	93.7%
Net loss attributable to common stock and participating preferred stockholders	$(13.6)	$(23.7)	42.6%	$(27.2)	$(11.5)	(136.5)%
Diluted loss per share - Net loss attributable to common stock and participating preferred shareholders	$(0.18)	$(0.31)	41.9%	$(0.35)	$(0.15)	(133.3)%
Total Adjusted EBITDA(1)(2)	$12.1	$6.5	86.2%	$23.6	$7.5	214.7%

(1) Reconciliation of GAAP to Non-GAAP measures follows
(2) Note that Total Adjusted EBITDA excludes results for discontinued operations

Commentary
“INNOVATE's strong financial performance in the second quarter is a testament to continued momentum across each of its best-in-class operating segments as well as the team's relentless focus on the execution of our long-term strategy to drive shareholder value," said Avie Glazer, Chairman of INNOVATE. “Infrastructure revenue grew 65% year-over-year in the second quarter and has been a consistent cash flow generative business. At Life Sciences, MediBeacon began its U.S. Pivotal Study, marking a key milestone in the development and commercialization of its kidney monitoring technology. Lastly, Spectrum continues to make progress optimizing operations despite short-term challenges in the OTA market. We remain optimistic about the strategic positioning and long-term value of each of our three operating segments for the rest of 2022 and beyond."

“We are very pleased with our second quarter results” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “We continue to be impressed with the performance of DBM Global, as we continue to capitalize on positive market dynamics and strategically leverage DBM's broader geographic influence. In Life Sciences, we continue to advance toward the commercialization of MediBeacon's innovative kidney monitoring technology and at R2, our expanded sales team is focused on driving growth in new products. At Spectrum, we completed all their station builds targeted for this year. We believe that the scale of Spectrum's assets combined with the demand for a national distribution platform will create significant value in the near future. Overall, we have made significant progress across our operating segments.”

Second Quarter 2022 Highlights and Recent Highlights
•The Company achieved Revenue and Adjusted EBITDA growth of 60.9% and 86.2%, respectively.

Infrastructure
•DBM Global Inc. ("DBM Global") achieved strong revenue in the second quarter, driven by Banker Steel and robust demand in the commercial steel fabrication and erection markets.
•For the second quarter of 2022, DBM Global reported revenue of $382.1 million, an increase of 64.7% compared to $232.0 million in the prior year quarter. Net Income was $6.8 million, compared to $1.4 million for the prior year quarter. Adjusted EBITDA increased to $20.9 million from $13.9 million in the prior year quarter.
•DBM Global’s total backlog decreased to $1.5 billion as of June 30, 2022, slightly down from $1.6 billion as of December 31, 2021. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $1.7 billion at the end of the second quarter of 2022, compared with $1.9 billion as of December 31, 2021.

Life Sciences
•R2 Technologies, Inc. ("R2") has shipped 171 GLACIAL devices globally in 2022.
•The FDA accepted MediBeacon Inc.'s ("MediBeacon") Investigational Device Exemption (IDE) application and, on June 26, 2022, MediBeacon initiated its Transdermal GFR Measurement System FDA Pivotal Study.

Spectrum
•All 24 new station builds targeted for 2022 have been built and are now on air, including the last two builds in Bangor, ME, which have received Canadian regulatory approval and are operating today. Broadcasting owns and operates 249 stations that cover 105 designated market areas (DMAs).
•For the second quarter of 2022, Broadcasting reported revenue of $9.1 million, a decrease of 14.2% compared to $10.6 million in the prior year quarter. The decrease was primarily driven by lower advertising revenue and a decline in paid programming.
•For the second quarter of 2022, Broadcasting reported Net Loss of $5.7 million compared to $1.1 million in the prior year quarter. Adjusted EBITDA was $0.4 million, compared to an Adjusted EBITDA of $2.7 million in the prior year quarter.

Second Quarter Financial Highlights
•Revenue: For the second quarter of 2022, INNOVATE's consolidated revenue from continuing operations was $392.2 million, an increase of 60.9% compared to $243.8 million for the prior year quarter. The increase in revenue was due to contributions from the Company’s Infrastructure segment.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Infrastructure	$382.1	$232.0	$150.1	$784.3	$393.3	$391.0
Life Sciences	1.0	1.2	(0.2)	1.8	1.2	0.6
Spectrum	9.1	10.6	(1.5)	18.9	21.1	(2.2)
Consolidated INNOVATE	$392.2	$243.8	$148.4	$805.0	$415.6	$389.4

•Net Loss: For the second quarter of 2022, INNOVATE reported a Net Loss attributable to common stock and participating preferred stockholders of $13.6 million, or $0.18 per fully diluted share, compared to a Net Loss of $23.7 million, or $0.31 per fully diluted share, for the prior year quarter. The decrease in the Net loss was driven primarily by the contribution from Banker Steel, which was acquired by the Infrastructure segment on May 27, 2021, higher gross profit from higher sales at the fabrication and erection business, as well as the unrepeated loss on debt extinguishment in the comparable period as a result of the DBM Global refinancing, which coincided with the Banker Steel acquisition. The decrease was also attributable to the Non-operating Corporate segment, which included an accrued settlement for the former CEO in the comparable period and decreases in legal fees driven by the conclusion of extraordinary projects such as CEO separation and 2021 Board-directed projects. This was partially offset by certain drivers in the Spectrum segment such as asset impairments, reductions in Network advertising revenue due to a decreased footprint and declines in paid programming, as well as higher support service fees and new royalty expenses for the Azteca business, which went into effect Q1 2022, along with increases in tower maintenance and utilities as a result of additional station builds throughout 2021.

NET LOSS by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Infrastructure	$6.8	$1.4	$5.4	$12.9	$1.4	$11.5
Life Sciences	(5.3)	(4.3)	(1.0)	(9.4)	(8.5)	(0.9)
Spectrum	(5.7)	(1.1)	(4.6)	(9.1)	(5.5)	(3.6)
Non-operating Corporate	(9.5)	(19.2)	9.7	(20.8)	(50.0)	29.2
Other and Eliminations	1.3	1.2	0.1	1.6	1.3	0.3
Net loss attributable to INNOVATE Corp., excluding discontinued operations	$(12.4)	$(22.0)	$9.6	$(24.8)	$(61.3)	$36.5
Net income from discontinued operations	—	(1.5)	1.5	—	50.4	(50.4)
Net loss attributable to INNOVATE Corp.	$(12.4)	$(23.5)	11.1	(24.8)	(10.9)	(13.9)
Less: Preferred dividends and deemed dividends from conversions	1.2	0.2	1.0	2.4	0.6	1.8
Net loss attributable to common stock and participating preferred stockholders	$(13.6)	$(23.7)	$10.1	$(27.2)	$(11.5)	$(15.7)

•Adjusted EBITDA: For the second quarter of 2022, Total Adjusted EBITDA, which excludes discontinued operations, was $12.1 million, compared to Total Adjusted EBITDA of $6.5 million for the prior year quarter. The increase in second quarter Adjusted EBITDA can be attributed to the contribution from Banker Steel at the Infrastructure segment, which was acquired on May 27, 2021, as well as from the fabrication and erection business as a result of larger jobs with increased profits in the current year. The increase was due to settlement expense for the Company's former CEO accrued in the prior period, as well as decreased legal expenses at the Non-operating Corporate segment. The increase was partially offset by increases in G&A expenses at the Infrastructure segment due to the acquisition of Banker Steel, increases in salaries and wages, increases in travel expenses and increases in professional fees at the Infrastructure segment, as well as lower contribution at the industrial maintenance and repair, and construction modeling and detailing, businesses. The increase in Adjusted EBITDA was also partially offset by decreased advertising revenue at the Azteca network driven by a decreased footprint, declines in paid programming, an increase in expenses at the Azteca network as a result of higher support service fees and royalty expenses, which started in the first quarter of 2022, and an increase in station costs as a result of new station builds at the Spectrum segment; and increased expenses at the Life Sciences segment driven by MediBeacon as the Pivotal Study commenced in the second quarter.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Increase / (Decrease)	2022	2021	Increase/(Decrease)
Infrastructure	$20.9	$13.9	$7.0	$41.4	$25.2	$16.2
Life Sciences	(7.5)	(6.1)	(1.4)	(13.3)	(12.3)	(1.0)
Spectrum	0.4	2.7	(2.3)	1.7	3.5	(1.8)
Non-operating Corporate	(3.4)	(5.7)	2.3	(8.0)	(9.7)	1.7
Other and Eliminations	1.7	1.7	—	1.8	0.8	1.0
Total Adjusted EBITDA	$12.1	$6.5	$5.6	$23.6	$7.5	$16.1

•Balance Sheet: As of June 30, 2022, INNOVATE had cash and cash equivalents, excluding restricted cash, of $24.9 million compared to $45.5 million as of December 31, 2021. On a stand-alone basis, as of June 30, 2022, the Corporate segment had cash and cash equivalents of $3.6 million compared to $22.0 million at December 31, 2021.

Conference Call
INNOVATE will host a live conference call to discuss its second quarter 2022 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-704-4453 (Domestic Toll Free) / 1-201-389-0920 (Toll/International)
–Participant Entry Number: 13731314
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13731314
*Available approximately two hours after the end of the conference call through August 17, 2022.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,902 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our previous Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for discontinued operations; depreciation and amortization; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; loss on early extinguishment or restructuring of debt; other (income) expense, net; gain on sale or dissolution of subsidiary; income tax expense (benefit); noncontrolling interest; share-based compensation expense; non-recurring items; costs associated with the COVID-19 pandemic, and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact INNOVATE’s business operations, financial performance, results of operations, financial position, the prices of INNOVATE’s securities and the achievement of INNOVATE’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: developments relating to on-going hostilities in Ukraine, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on INNOVATE’s operations and personnel, and on commercial activity and demand across our businesses, capital market conditions, including the ability of INNOVATE and INNOVATE’s subsidiaries to raise capital; the ability of INNOVATE’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of INNOVATE common stock; the ability of INNOVATE and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; covenants noncompliance risk; interest rate environment; ability to remain in compliance with NYSE listing requirement and risks that may affect the performance of the operating subsidiaries and portfolio companies of INNOVATE.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$392.2	$243.8	$805.0	$415.6
Cost of revenue	341.9	207.4	704.9	348.7
Gross profit	50.3	36.4	100.1	66.9
Operating expenses:
Selling, general and administrative	42.1	39.5	84.7	76.6
Depreciation and amortization	6.9	4.8	13.8	8.7
Other operating loss (income)	1.7	(0.2)	1.3	0.2
(Loss) income from operations	(0.4)	(7.7)	0.3	(18.6)
Other (expense) income:
Interest expense	(12.5)	(12.4)	(25.1)	(33.8)
Loss on early extinguishment or restructuring of debt	—	(1.6)	—	(12.4)
(Loss) income from equity investees	(0.5)	0.2	(1.0)	(1.9)
Other income, net	1.5	0.4	1.4	3.8
Loss from continuing operations before income taxes	(11.9)	(21.1)	(24.4)	(62.9)
Income tax expense	(2.0)	(2.6)	(3.6)	(3.7)
Loss from continuing operations	(13.9)	(23.7)	(28.0)	(66.6)
(Loss) income from discontinued operations (including gain on disposal of $40.4 million for the six months ended June 30, 2021)	—	(1.5)	—	50.4
Net loss	(13.9)	(25.2)	(28.0)	(16.2)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	1.5	1.7	3.2	5.3
Net loss attributable to INNOVATE Corp.	(12.4)	(23.5)	(24.8)	(10.9)
Less: Preferred dividends and deemed dividends from conversions	1.2	0.2	2.4	0.6
Net loss attributable to common stock and participating preferred stockholders	$(13.6)	$(23.7)	$(27.2)	$(11.5)

Loss per common share - continuing operations
Basic	$(0.18)	$(0.29)	$(0.35)	$(0.82)
Diluted	$(0.18)	$(0.29)	$(0.35)	$(0.82)

(Loss) income per common share - discontinued operations
Basic	$—	$(0.02)	$—	$0.67
Diluted	$—	$(0.02)	$—	$0.67

Loss per share - Net loss attributable to common stock and participating preferred stockholders
Basic	$(0.18)	$(0.31)	$(0.35)	$(0.15)
Diluted	$(0.18)	$(0.31)	$(0.35)	$(0.15)

Weighted average common shares outstanding:
Basic	77.5	77.0	77.4	77.1
Diluted	77.5	77.0	77.4	77.1

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	June 30, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$24.9	$45.5
Accounts receivable, net	271.1	247.1
Contract assets	152.7	118.6
Inventory	20.1	17.0
Restricted cash	1.0	2.0
Assets held for sale	1.4	1.5
Other current assets	11.1	10.9
Total current assets	482.3	442.6
Investments	58.9	56.0
Deferred tax asset	2.8	3.0
Property, plant and equipment, net	164.5	169.9
Goodwill	127.1	127.4
Intangibles, net	198.4	208.4
Other assets	72.4	73.3
Total assets	$1,106.4	$1,080.6

Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$182.4	$179.2
Accrued liabilities	93.3	93.4
Current portion of debt obligations	73.0	69.5
Contract liabilities	93.3	79.1
Other current liabilities	19.7	18.3
Total current liabilities	461.7	439.5
Deferred tax liability	9.9	9.1
Debt obligations	594.1	556.8
Other liabilities	59.8	63.3
Total liabilities	1,125.5	1,068.7
Commitments and contingencies
Temporary equity
Preferred stock	18.2	18.8
Redeemable noncontrolling interest	46.8	49.3
Total temporary equity	65.0	68.1
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 at both June 30, 2022 and December 31, 2021
Shares issued: 79,829,503 and 79,225,964 at June 30, 2022 and December 31, 2021, respectively
Shares outstanding: 78,440,287 and 77,836,748 at June 30, 2022 and December 31, 2021, respectively
Additional paid-in capital	330.7	330.6
Treasury stock, at cost: 1,389,216 shares at both June 30, 2022 and December 31, 2021	(5.2)	(5.2)
Accumulated deficit	(441.0)	(416.2)
Accumulated other comprehensive income	4.7	6.4
Total INNOVATE Corp. stockholders’ deficit	(110.7)	(84.3)
Noncontrolling interest	26.6	28.1
Total stockholders’ deficit	(84.1)	(56.2)
Total liabilities, temporary equity and stockholders’ deficit	$1,106.4	$1,080.6

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months ended June 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(12.4)
Less: Discontinued operations						—
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$6.8	$(5.3)	$(5.7)	$(9.5)	$1.3	$(12.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	—	1.5	0.1	—	6.9
Depreciation and amortization (included in cost of revenue)	3.6	—	—	—	—	3.6
Other operating expense	—	—	1.7	—	—	1.7
Interest expense	2.2	—	1.9	8.4	—	12.5
Other (income) expense, net	(1.4)	(0.2)	1.4	(1.2)	—	(1.4)
Gain on sale or dissolution of subsidiary	—	—	—	(0.1)	—	(0.1)
Income tax expense (benefit)	3.5	—	—	(1.5)	—	2.0
Noncontrolling interest	0.7	(2.1)	(0.5)	—	0.4	(1.5)
Share-based compensation expense	—	0.1	—	0.4	—	0.5
Nonrecurring Items	0.1	—	—	—	—	0.1
Acquisition and disposition costs	0.1	—	0.1	—	—	0.2
Adjusted EBITDA	$20.9	$(7.5)	$0.4	$(3.4)	$1.7	$12.1

(in millions)	Three Months ended June 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(23.5)
Less: Discontinued operations						(1.5)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$1.4	$(4.3)	$(1.1)	$(19.2)	$1.2	$(22.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.3	0.1	1.4	—	—	4.8
Depreciation and amortization (included in cost of revenue)	2.7	—	—	—	—	2.7
Other operating (income)	—	—	(0.2)	—	—	(0.2)
Interest expense	2.2	—	2.4	7.8	—	12.4
Loss on early extinguishment or restructuring of debt	1.5	—	—	0.1	—	1.6
Other (income) expense, net	(4.1)	—	0.4	3.3	—	(0.4)
Income tax expense	1.2	—	—	1.4	—	2.6
Noncontrolling interest	0.2	(1.9)	(0.5)	—	0.6	(1.6)
Share-based compensation expense	—	—	0.2	0.5	—	0.7
Nonrecurring Items	0.2	—	—	—	—	0.2
COVID-19 Costs	4.0	—	—	—	—	4.0
Acquisition and disposition costs	1.3	—	0.1	0.4	(0.1)	1.7
Adjusted EBITDA	$13.9	$(6.1)	$2.7	$(5.7)	$1.7	$6.5

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six Months ended June 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(24.8)
Less: Discontinued operations						—
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$12.9	$(9.4)	$(9.1)	$(20.8)	$1.6	$(24.8)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	10.6	0.1	3.0	0.1	—	13.8
Depreciation and amortization (included in cost of revenue)	7.3	—	—	—	—	7.3
Other operating (income) expense	(0.6)	—	1.9	—	—	1.3
Gain on sale or dissolution of subsidiary	—	—	—	(0.1)	—	(0.1)
Interest expense	4.4	—	3.9	16.8	—	25.1
Other (income) expense, net	(1.3)	(0.1)	2.9	(2.8)	—	(1.3)
Income tax expense (benefit)	6.4	—	—	(2.8)	—	3.6
Noncontrolling interest	1.3	(4.1)	(1.1)	—	0.7	(3.2)
Share-based compensation expense	—	0.2	—	1.1	—	1.3
Nonrecurring items	0.1	—	—	—	—	0.1
Acquisition and disposition costs	0.3	—	0.2	0.5	(0.5)	0.5
Adjusted EBITDA	$41.4	$(13.3)	$1.7	$(8.0)	$1.8	$23.6

(in millions)	Six Months ended June 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(10.9)
Less: Discontinued operations						50.4
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$1.4	$(8.5)	$(5.5)	$(50.0)	$1.3	$(61.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.7	0.1	2.9	—	—	8.7
Depreciation and amortization (included in cost of revenue)	5.0	—	—	—	—	5.0
Other operating expense	—	—	0.2	—	—	0.2
Interest expense	4.1	—	4.7	25.0	—	33.8
Loss on early extinguishment or restructuring of debt	1.5	—	0.9	10.0	—	12.4
Other (income) expense, net	(3.9)	—	0.8	(0.7)	—	(3.8)
Income tax expense	1.2	—	—	2.5	—	3.7
Noncontrolling interest	0.2	(4.0)	(1.0)	—	(0.5)	(5.3)
Share-based compensation expense	—	0.1	0.3	0.9	—	1.3
Nonrecurring items	0.4	—	—	0.5	—	0.9
COVID-19 costs	7.9	—	—	—	—	7.9
Acquisition and disposition costs	1.7	—	0.2	2.1	—	4.0
Adjusted EBITDA	$25.2	$(12.3)	$3.5	$(9.7)	$0.8	$7.5